UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2015

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2015, the Board of Directors (the “Board of Directors”) of Dealertrack Technologies, Inc. (“the Company”) amended and restated the Company’s By-Laws, effective as of April 21, 2015 (the “Amended and Restated Bylaws”). The Amended and Restated By-Laws remove the provision for election of directors by a plurality of votes cast at a meeting of stockholders and replace such provision to provide that each director to be elected by stockholders shall be elected by the vote of the majority of votes cast with respect to the director at any meeting for the election of directors such that the number of shares cast “for” a director must exceed the number of votes cast “against” that director with respect to that director’s election; provided that if, as of the tenth (10th) day preceding the date the notice of meeting is first mailed for such meeting to stockholders, the number of nominees for director exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.

In order for any person to become a nominee of the Board of Directors for service on the Board of Directors, such person must have tendered, prior to the mailing of the proxy statement for the annual or special meeting at which he or she is to be nominated for election as a director, an irrevocable resignation in accordance with Section 141(b) of the Delaware General Corporation Law that is contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with any policies and procedures adopted by the Board of Directors for that purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee (or such other committee designated by the Board of Directors pursuant to the By-laws) (the “Governance Committee”), shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.

The Board of Directors shall act on such resignation of such incumbent director, taking into account the recommendation of the Governance Committee, and shall publicly disclose its decision regarding such resignation of such incumbent director and the rationale behind the decision within 90 days from the date of the certification of the election results.

If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the class of directors in which he or she is serving is to be next elected and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. If such incumbent director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 3.8 of the By-Laws or may decrease the size of the Board of Directors pursuant to the applicable provisions of the Corporation’s Certificate of Incorporation and the By-Laws.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

3.3	Form of Amended and Restated By-Laws of Dealertrack Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015

Dealertrack Technologies, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer